EXHIBIT 99.1


       INTERLAND REPORTS FOURTH-QUARTER AND 2005 FISCAL YEAR END RESULTS

QUARTER HIGHLIGHTED BY NEW CHIEF EXECUTIVE OFFICER, BOARD OF DIRECTORS ADDITIONS
                      AND SALE OF DEDICATED SERVER ASSETS

ATLANTA, GA, NOVEMBER 7, 2005 -- Interland (NASDAQ: INLD), a leading provider of websites and online services for small and medium-sized businesses (SMBs), today reported results for its fourth quarter and fiscal year ended August 31, 2005.

The quarter was highlighted by the appointment of Jeffrey M. Stibel as CEO and Director. The Board of Directors also added three other new members, including Seymour Holtzman as Chairman. In addition, Interland sold its dedicated server assets to Peer 1 Network for approximately $14 million in cash.

"While these results are a reflection of previous management's performance, since my arrival at the end of the quarter, Interland has begun a definitive restructure geared to improving the business," stated Jeff Stibel, President and CEO, Interland. "At our core, we are focused on providing websites and online services that create a powerful Web presence for small and medium-sized businesses. Our goals going-forward are to stabilize the business, grow our subscriber base, take advantage of our under-utilized assets, and move toward profitability to increase shareholder value."

SUMMARY OF FISCAL FOURTH QUARTER 2005 QUARTER RESULTS:
     o Total revenues for the quarter were $20.6 million, down 7.6%, or $1.7 million from $22.3 million, in the third quarter.
     o Net loss was $6.2 million, or negative $0.38 per share, flat from $6.2 million, or negative $0.39 per share, in the third quarter.
     o Earnings before interest, taxes, depreciation, and amortization ("EBITDA") (1) for the quarter was negative $2.1 million, down $1.6 million from negative $0.5 million, in the third quarter.
     o Cash and investment position, which includes cash and cash equivalents of $16.9 million and restricted investments of $9.6 million, was $26.5 million (excludes approximately $11.4 million of net proceeds from the dedicated server assets sale to Peer 1 received in September), compared to $33.7 million in the previous quarter.

SUMMARY OF RESULTS FOR THE FISCAL YEAR ENDED AUGUST 31, 2005:
     o Total revenues for the year were $88.6 million, down 13.8% versus $102.7 million year over year.
     o Net loss was negative $19.9 million, or negative $1.24 per share, versus negative $104.7 million, or negative $6.50 per share in the previous year.
     o EBITDA(1) for the year was positive $0.5 million, from negative $72.1 million in the previous year (negative $72.1 million from fiscal 2004 included $74 million in goodwill intangible and asset impairments write-down).

"Interland strengthened its team and business with the addition of new management and a new philosophy that embraces our fundamentals," stated Gonzalo Troncoso, Executive Vice President and CFO. "The company has a solid reputation in the SMB marketplace and is well positioned to take advantage of its core competencies. With $26.5 million of cash (not including the proceeds from the dedicated server assets deal), 280 employees and Sarbanes Oxley 404 compliance under its belt, Interland is prepared to focus on its core strengths of providing high-quality websites and online services to the SMB market."

"In the short time since I joined Interland, the company has announced the sale of its dedicated server assets and multiple data centers for approximately $14 million in cash, a 38% reduction in head count, and a restructuring of the organization," Stibel continued. "We have also successfully concluded our first Sarbanes-Oxley Section 404 certification, demonstrating the effectiveness of our internal controls. We are taking a very thorough look at the business and are committed to growing key strategic areas such as direct and indirect sales, intellectual and human capital, technology and software development and our brand in the marketplace. I am encouraged by our efforts thus far and am confident in the new management team we are building."

As announced by previous management, Interland received a termination notice from Verizon in November 2004. The contract is set to expire on December 31, 2005. Interland anticipates that Verizon will migrate its customers in 2006. Verizon accounted for approximately 2.1% of Interland's August 2005 revenue. The company will maintain a smaller agreement with Verizon and continue to provide its SiteBuilder services.

For further information on the quarter and fiscal year, please refer to the Company's Form 10-K.

ABOUT INTERLAND
Interland, Inc. (NASDAQ: INLD) is a leading provider of websites and online services focused on helping small and medium-sized businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized web hosting, ecommerce, application hosting, website development, online marketing and optimization tools. For more information about Interland, please visit www.interland.com or call at 800-336-9883.

Interland will be hosting a conference call today at 9:30AM ET (6:30AM PT) to discuss its quarterly and year end results. A live webcast of the call can be accessed on the investors section of the company's website at www.interland.com. A replay of the call will be available on the site for seven days.

(1) EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: our plans to stabilize the business, grow our subscriber base and product offerings, take advantage of our under-utilized assets, move toward profitability, and take advantage of core competencies; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, our growing dependence on our reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, the company's ability to make infrastructure investments at a lower cost per customer than its competition, potential liabilities from the sale of our dedicated server assets, possible disruptions due to our data centers being maintained by third parties, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

                                       ##

INVESTOR AND PRESS CONTACT:
Peter Delgrosso
Interland
404-260-2500
pdelgrosso@interland.com

INTERLAND, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          FOR THE FISCAL YEARS ENDED      FOR THE QUARTER ENDED
                                          --------------------------    -------------------------
                                             8/31/05      8/31/04          8/31/05      5/31/05
                                          ------------- ------------    ------------- -----------

Revenues                                   $  88,608     $ 102,745       $  20,618    $  22,307

Operating costs and expenses:
  Network operating costs, exclusive of
    depreciation shown below                  22,903        28,254           5,642        6,272
  Sales and marketing, exclusive
    of depreciation shown below               18,503        19,948           4,469        5,687
  Technical support, exclusive of
    depreciation shown below                  13,084        17,965           2,612        3,005
  General and administrative, exclusive
    of depreciation shown below               30,489        30,835           7,980        7,672
  Bad debt expense                             1,761         3,690             321          535
  Depreciation and amortization               21,239        30,650           4,370        5,686
  Restructuring costs                          2,616           756             950        1,666
  Goodwill impairment                              -        66,587               -            -
  Asset impairment                                 -         7,009               -            -
  Gain on sale of accounts                    (1,210)            -             705       (1,915)
  Other expense (income), net                    (41)         (192)             (4)         (96)
                                          -------------  ------------   ------------- -------------
  Total operating costs and expenses         109,344       205,502          27,045       28,512
                                          -------------  ------------   ------------- -------------
Operating loss
                                             (20,736)     (102,757)         (6,427)      (6,205)
Interest income (expense), net                   436          (202)            181          131
                                          -------------  ------------   ------------- -------------
Loss from continuing operations before
  income taxes                               (20,300)     (102,959)         (6,246)      (6,074)
Income tax benefit (expense)                     850             -             850            -
                                          -------------  ------------   ------------- -------------
Net loss from continuing operations          (19,450)     (102,959)         (5,396)      (6,074)
Income/(loss) from discontinued
  operations, net of tax                        (439)       (1,704)           (778)        (173)
                                          -------------  ------------   ------------- -------------
Net loss                                   $ (19,889)     $(10,663)      $   (6,14)    $ (6,247)
                                          =============  ============   ============= =============

Net Income/(loss) per share, basic
  and diluted:

  Continuing operations                    $   (1.21)     $  (6.40)       $  (0.34)     $ (0.38)
    Discontinued operations                    (0.03)        (0.10)          (0.04)       (0.01)
                                          -------------  -------------   ------------- ------------
                                           $   (1.24)     $  (6.50)       $  (0.38)     $ (0.39)
                                          =============  =============   ============= ============


Number of shares used in per share
 calculation:
    Basic and diluted                         16,044        16,096           16,103      16,032


INTERLAND, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
                                                         AS OF AUGUST 31,
                                                   -----------------------------
                                                        2005           2004
                                                   -------------   -------------
Assets
 Current assets
 Cash and cash equivalents                          $  16,891       $  15,203
 Auction rate securities                                    -          12,525
 Trade receivables, net of the allowance
  of $34 and $381, respectively                         1,365           2,431
 Receivable on sale of assets                          11,367               -
 Other receivables                                        135             553
 Prepaids and other current assets                      2,698           3,479
 Restricted investments                                   258             283
                                                   -------------   -------------
Total current assets                                   32,714          34,474


 Restricted investments                                 9,299          10,609
 Securities, held-to-maturity                              50               -
 Property plant and equipment, net                      5,858          24,508
 Goodwill                                                   -               -
 Intangibles, net                                       3,038          12,077
 Other assets                                           5,600           3,244
                                                   -------------   -------------
Total assets                                        $  56,559       $  84,912
                                                   =============   =============

Liabilities and shareholders' equity
 Current liabilities
  Accounts payable                                  $   2,355       $   2,517
  Accrued expenses                                     10,465          12,105
  Accrued restructuring charges                         4,717           4,393
  Current portion of long-term debt and
   capital lease obligations                              859           2,271
  Deferred revenue                                      4,542           7,777
                                                   -------------   -------------
 Total current liabilities                             22,938          29,063

  Long-term debt and capital lease obligations          2,510           3,473
  Deferred revenue, long-term                             229             268
  Other liabilities                                       939           3,209
                                                   -------------   -------------
Total liabilities                                      26,616          36,013
                                                   -------------   -------------
Commitments and contingencies (notes 21 & 22)               -                -

Shareholders' equity
  Common stock, $.01 par value, authorized 21
  million shares, issued and outstanding
  16.4 and 16.1 million shares, respectively              164             161

  Additional capital                                  323,498         321,091
  Warrants                                              2,806           4,603
  Deferred compensation                                     -            (320)
  Note receivable from shareholder                       (735)           (735)
  Accumulated deficit                                (295,790)       (275,901)
                                                   -------------   -------------
Total shareholders' equity                             29,943          48,899
                                                   -------------   -------------
Total liabilities and shareholders' equity          $  56,559       $  84,912
                                                   =============   =============

EBITDA is defined as net income (loss) less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of the Company's financial statements who wish to evaluate the Company's ability to generate future cash flows.

The  following   table  reflects  the  calculation  of  EBITDA  from  continuing operations and a reconciliation to net cash provided by (used in) operating activities:


                                                FOR THE FISCAL YEARS ENDED          FOR THE QUARTER ENDED
                                               -----------------------------    -----------------------------
                                                  8/31/05        8/31/04           8/31/05        5/31/05
                                               -------------- --------------    -------------- --------------

Net loss                                        $ (19,889)     $ (104,663)       $   (6,174)    $  (6,247)

  Depreciation and amortization                    21,239          30,650             4,370         5,686
  Interest expense (income)                          (436)            202              (181)         (131)
  Income tax benefit                                 (850)              -              (850)            -
  Discontinued operations                             439           1,704               778           173
                                               -------------- --------------    -------------- --------------
EBITDA                                          $     503     $   (72,107)       $   (2,057)    $    (519)
                                               ============== ==============    ============== ==============

  Interest income / (expense)                         436            (202)               181          131
  Provision for bad debts                           1,761           3,690                321          535
  Gain on sale of accounts                         (1,210)              -                705       (1,915)
  (Gain)/Loss on the sale of assets                   (41)           (159)                (4)         (96)
  Goodwill and asset impairment                         -          73,596                  -            -
  Other non-cash adjustments                          320             678                  -            -
  Restructuring charges                             2,616               -                950        1,666
  Income tax (expense) benefit                        850               -                850            -
  Changes in assets and liabilities:
    Receivables, net                                 (837)         (1,514)               548          149
    Income tax recoverable                              -             612                  -            -
    Other current assets                              271            (206)              (534)         647
    Accounts payable, accrued expenses,
     and deferred revenue                          (6,613)         (8,447)            (5,320)       3,072
                                               --------------  --------------   -------------- -------------

Net cash provided by (used in) operating
 activities                                     $  (1,944)      $  (4,059)       $    (4,360)   $   3,670
                                               ==============  ==============   ============== =============